UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 814 7184

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2023, we have appointed Mr. Stephen Morris as member of our Board of Directors and Chief Platform Officer, to replace his current position as Chief Technology Officer.

Prior to founding Bubblr, providing early-stage funding, and becoming a full-time employee, Mr. Morris was a Certified Agile Coach and Project-Based Consultant for over a decade. He worked with corporate clients such as Aberdeen Asset Management, Sky Broadcasting, Accenture, The Royal London Group, and many others. Other expertise includes coding, technical audits, mergers & acquisitions, business model creation, and internal governance structures.

From July 2017 to June 2018 – he worked at Royal London Group in Edinburgh Scotland. From 2016 to February 2017, he worked for Accenture in Newcastle Upon Tyne, England, United Kingdom. From January 2016 to October 2016, he worked at Sky Broadcasting in Livingstone, Scotland.

Aside from that provided above, Mr. Morris does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Morris is qualified to serve on our Board of Directors because of his experience and expertise as the creator of the Bubblr concept and Ethos and the founder of Bubblr Ltd in 2014, a wholly owned subsidiary of Bubblr Inc.

There has been no arrangement or understanding between Mr. Morris and any other person pursuant to which he was selected as a director of our company.

There are transactions in which Mr. Morris has an interest in our company. We have a loan from Mr. Morris, with a balance of $874,144 and $428,177 at September 30, 2022 and December 31, 2021, respectively. On May 23, 2022, we entered an amendment to the loan agreement between Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the amendment.

In addition, on a date no later than five (5) business days from the completion of bridge financing of no less than $1.5 million USD we are to pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the loan, and the balance of the principal of the loan shall be paid at the maturity date.

On September 6, 2022, we entered into a second amendment (the “Amendment”) with Bubblr Limited and Mr. Morris to add £52,088 ($60,000) to the principal of the loan in exchange for Mr. Morris cancelling his Special 2019 Series A Preferred Stock, which has super voting rights.

On December 20, 2022, the Company entered into a third amendment (the “Amendment”) with Bubblr Limited and Mr. Morris to reduce the outstanding principal amount of the loan by £59,543 ($71,540) in exchange for the Company assigning advances receivables of £59,543 (71,540) whereon Mr. Morris is entitled to amounts received pursuant to such receivables and will bear the risk of non-payment with respect to such receivables. After this assignment, the Company will have no right to receive any amounts collected with respect to such receivables and will have no liability for non-payment of the receivables or any costs of collections.

On September 7, 2022, our wholly owned subsidiary, Bubblr Limited, entered into a new loan agreement with Mr. Morris for £434,060 ($501,049). The loan agreement is unsecured, carries no interest, is non-convertible and is due upon maturity, which is 3 years after the date of the agreement.

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SECTION 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 26, 2023, we issued a press release announcing the appointment of Mr. Morris. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibits 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 26, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023	Bubblr, Inc.

	By:	/s/ Rik Willard
	Name: Title:	Rik Willard Chief Executive Officer

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